Exhibit 10.1

KAIXIN AUTO HOLDINGS
2021 EQUITY INCENTIVE PLAN

The Kaixin Auto Holdings 2021 Equity Incentive Plan (the “Plan”) was adopted by the Board of Kaixin Auto Holdings, an exempted company with limited liability incorporated in the Cayman Islands (together with its successors and assigns, the “Company”) under the applicable laws and regulations of that jurisdiction.

Article 1
PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase the value of the Company and its Subsidiaries by (a) encouraging the long-term commitment of the Employees, Consultants, and Outside Directors; (b) motivating performance of the Employees, Consultants, and Outside Directors by means of long-term performance related incentives; (c) encouraging and providing Employees, Consultants, and Outside Directors with an opportunity to obtain an ownership interest in the Company; (d) attracting and retaining outstanding Employees, Consultants, and Outside Directors by providing incentive compensation opportunities; and (e) enabling participation by Employees, Consultants, and Outside Directors in the long-term growth and financial success of the Company and its Subsidiaries.

Article 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Award” means the grant of any Incentive Share Option, Nonqualified Share Option, Restricted Shares or Restricted Share Units whether granted singly or in combination (each individually referred to herein as an “Incentive”).

“Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

“Award Period” means the period set forth in the Award Agreement with respect to a Share Option during which the Share Option may be exercised, which shall commence on the Date of Grant and expire at the time set forth in the Award Agreement.

“Board” means the board of directors of the Company at a time when there are at least two (2) directors serving at the same time or the Sole Director at a time when there is only one (1) director serving.

“Change of Control” means any of the following: (i) Continuing Directors cease to constitute at least fifty percent (50%) of the members of the Board; (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Ordinary Shares would be converted into cash, securities or other property; or (iv) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; provided, however, that a transaction described in clauses (iii) or (iv) shall not constitute a Change of Control hereunder if after such transaction (I) Continuing Directors constitute at least fifty percent (50%) of the members of the board of directors of the continuing, surviving or acquiring entity, as the case may be or, if such entity has a parent entity directly or indirectly holding at least a majority of the voting power of the voting securities of the continuing, surviving or acquiring entity, Continuing Directors constitute at least fifty percent (50%) of the members of the board of directors of the entity that is the ultimate parent of the continuing, surviving or acquiring entity, and (II) the continuing, surviving or acquiring entity (or the ultimate parent of such continuing, surviving or acquiring entity) assumes all outstanding Awards granted under the Plan.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 8 of the Plan or, in the case no such committee is appointed, the Board.

“Company” means Kaixin Auto Holdings, an exempted company with limited liability incorporated in the Cayman Islands under the applicable laws and regulations of that jurisdiction, and any successor entity.

“Consultant” means any person performing advisory or consulting services for the Company or a Subsidiary or parent of the Company, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan; provided, that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

“Continuing Director(s)” means the Sole Director at the date of the Plan or Board members who (x) at the date of the Plan were directors or (y) become directors after the date of the Plan and whose election or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors then in office who were directors at the date of the Plan or whose election or nomination for election was previously so approved.

“Corporation” means any entity that (i) is defined as a corporation under Code Section 7701 and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing a majority of the total combined voting power of all classes of shares in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a Corporation if it satisfies the definition of a corporation under Section 7701 of the Code.

“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary or parent of the Company.

“Equity Securities” means the Ordinary Shares, the preferred shares of the Company, any securities having voting rights in the election of the Board not contingent upon default, any securities evidencing an ownership interest in the Company, any securities convertible into or exercisable for any shares of the foregoing, and any agreement or commitment to issue any of the foregoing.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

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“Fair Market Value” means, as of a particular date, (a) if the Ordinary Shares are listed on a national securities exchange, the closing sales price per Ordinary Share on the consolidated transaction reporting system for the principal securities exchange for the Ordinary Shares on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Ordinary Shares are not so listed or quoted, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Board elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Ordinary Shares.

“Immediate Family” shall have the meaning as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act.

“Incentive Share Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to the Plan.

“Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of the Plan. The Board may utilize one or more Independent Third Parties.

“Material Event” means any of the following: (i) any consolidation, merger or share exchange of the Company in one transaction or a series of related transactions, which involves issuance or transfer of at least 30% of total ordinary shares outstanding of the Company; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of at least 30% of the assets of the Company; or (iii) any event or transaction that involves a change of control as defined herein.

“Nonpublicly Traded” means not listed on a national securities exchange.

“Nonqualified Share Option” means a stock option granted pursuant to the Plan which does not satisfy the requirements of Section 422 of the Code.

“Option Price” means the price which must be paid by a Participant upon exercise of a Share Option to purchase one Ordinary Share.

“Ordinary Share” means the ordinary shares which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the ordinary shares of the Company may be converted or exchanged, as the case may be, pursuant to the terms of the Plan.

“Outside Director” means a director of the Company or any Subsidiary of the Company who is not an Employee.

“Participant” means an Employee, Consultant, or Outside Director to whom an Award is granted under the Plan.

“Plan” means this Kaixin Auto Holdings 2021 Equity Incentive Plan, as amended from time to time.

“PRC” means the People’s Republic of China and, for the purposes of the Plan only, excludes the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and Taiwan area.

“Restricted Share” means an Ordinary Share issued or transferred to a Participant pursuant to Section 6.5 of the Plan which is subject to restrictions or limitations set forth in the Plan and in the related Award Agreement.

“Restricted Share Unit” means the unfunded and unsecured right granted to a Participant pursuant to Section 6.6 of the Plan to receive an Ordinary Share (or equivalent) at a future date.

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“Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

“Share Option” means a Nonqualified Share Option or an Incentive Share Option.

“Sole Director” means the director of the Company when there is only one (1) director serving at any given time.

“Subsidiary” means (i) any Corporation, (ii) any limited partnership, if the Company or any Corporation owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership, company or limited liability company, if the partners or members thereof are composed only of the Company, any Corporation or any limited partnership listed in clause (ii). “Subsidiaries” means more than one of any such Corporations, limited partnerships, partnerships, companies or limited liability companies.

“Termination of Service” occurs when a Participant who is an Employee or a Consultant ceases to serve as an Employee or Consultant, for any reason; or, when a Participant who is an Outside Director ceases to serve as a director of the Company and its Subsidiaries, for any reason.

“Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or its Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided, that, with respect to any Incentive Share Option, Total and Permanent Disability shall have the meaning given it under the rules governing incentive stock options under the Code.

Article 3

ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Outside Director, or Consultant whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided, that only Employees of a Corporation shall be eligible to receive Incentive Share Options.

The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Outside Director, or Consultant. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine.

Except as required by the Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Outside Directors, or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

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Article 4
SHARES SUBJECT TO PLAN

4.1          Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12 hereof, the maximum number of Ordinary Shares that may be delivered pursuant to Awards granted under the Plan is 26,596,000. As required under U.S. Treasury Regulation Section 1.422-2(b)(3)(i), in no event will the number of Ordinary Shares that may be delivered pursuant to Incentive Share Options granted under the Plan exceed 26,596,000.

Shares to be issued may be made available from authorized but unissued Ordinary Shares, Ordinary Shares held by the Company in its treasury, or Ordinary Shares purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of Ordinary Shares that shall be sufficient to satisfy the requirements of the Plan.

4.2          Reuse of Shares. Subject to Section 4.2(c) of the Plan, if, and to the extent:

(a)           A Share Option or a Restricted Share Unit shall expire or terminate for any reason without having been exercised or settled in full, or in the event that a Share Option or a Restricted Share Unit is exercised or settled in a manner such that some or all of the Ordinary Shares relating to the Share Option or the Restricted Share Unit are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes), the Ordinary Shares subject thereto which have not become issued and outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan; in addition, with respect to any share- for-share exercise or cashless exercise pursuant to Section 7.3 of the Plan or otherwise, only the “net” shares issued shall be deemed to have become issued and outstanding for purposes of the Plan as a result thereof.

(b)           If Restricted Shares under the Plan are repurchased for any reason, such Restricted Shares shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan; provided, however, that if any dividends paid with respect to Restricted Shares were paid to the Participant prior to the repurchase thereof, such shares shall not be reused for grants or awards.

(c)           In no event shall the number of Ordinary Shares subject to Incentive Share Options exceed, in the aggregate, twenty percent (20%) of the authorized Ordinary Shares plus shares subject to Incentive Share Options which are surrendered to the Company or terminated, or expire unexercised.

Article 5
GRANT OF AWARDS

5.1          In General. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to the Plan must be granted within ten (10) years after the date of adoption of the Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

5.2          Share Options. The grant of an Award of Share Options shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth: (i) the Incentive or Incentives being granted, (ii) the total number of Ordinary Shares subject to the Incentive(s), (iii) the Option Price, (iv) the Award Period, (v) the Date of Grant, and (vi) such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan.

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5.3          Option Price. The Option Price for any Ordinary Shares which may be purchased under a Nonqualified Share Option for any Ordinary Shares may be less than, equal to, or greater than the Fair Market Value of the share on the Date of Grant.

The Option Price for any Ordinary Shares which may be purchased under an Incentive Share Option must be at least equal to the Fair Market Value of the share on the Date of Grant. If an Incentive Share Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of shares of the Company (or any parent or Subsidiary of the Company), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares on the Date of Grant.

Notwithstanding the foregoing, the Option Price for any Ordinary Shares which may be purchased under any Share Option shall not be less than the par value of the Ordinary Shares.

5.4          Maximum Incentive Share Option Grants. The Committee may not grant Incentive Share Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Ordinary Shares with respect to which Incentive Share Options (under this and any other plan of the Company and its Subsidiaries) that are exercisable for the first time by such Employee during any calendar year to exceed one hundred thousand United States dollars (US$100,000). To the extent any Share Option granted under the Plan which is designated as an Incentive Share Option exceeds this limit or otherwise fails to qualify as an Incentive Share Option, such Share Option (or any such portion thereof) shall be a Nonqualified Share Option. In such case, the Committee shall designate which shares will be treated as Incentive Share Option shares by causing the issuance of a separate share certificate and identifying such shares as Incentive Share Option shares on the Company’s share transfer records.

5.5          Restricted Shares. If Restricted Shares are granted to or received by a Participant under an Award (including a Share Option), the Committee shall set forth in the related Award Agreement: (i) the number of Ordinary Shares awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Shares, (iii) the time or times within which such Award may be subject to repurchase, (iv) specified performance goals of the Company, a Subsidiary of the Company, any division thereof or any group of Employees, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Shares, which shall be consistent with the Plan. The provisions of Restricted Shares need not be the same with respect to each Participant. If the Committee establishes a purchase price for an Award of Restricted Shares, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(a)           Legend on Shares. Each Participant who is awarded or receives Restricted Shares shall be issued a share certificate or certificates in respect of such Ordinary Shares. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, substantially as provided in Section 15.12 of the Plan.

The Committee may require that the share certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed.

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(b)           Restrictions and Conditions. Restricted Shares shall be subject to the following restrictions and conditions:

(i)                  Subject to the other provisions of the Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)                Except as provided in Section 5.5(b)(i) or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon; provided, that, any dividends payable with respect to unvested Restricted Shares shall be held by the Company and shall only be paid to Participant if and when the Restriction Period lapses with respect to the Restricted Share to which such dividend relates. Certificates for Ordinary Shares free of restriction under the Plan and which have not been repurchased under the provisions of the Plan and the applicable Award Agreement shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire in respect of such Ordinary Shares. Certificates for the Ordinary Shares repurchased under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Shares, shall irrevocably grant to the Company a power of attorney to consent to the repurchase of any unvested shares to the Company and agrees to execute any documents requested by the Company in connection with such repurchase, and (y) such provisions regarding returns and transfers of share certificates with respect to repurchased Ordinary Shares shall be specifically performable by the Company in a court of equity or law.

(iii)              The Restriction Period of Restricted Shares shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Shares, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

(iv)               Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, all unvested Restricted Shares shall be repurchased by the Company from the Participant. If the Participant has paid any monetary consideration to the Company for such repurchased Restricted Shares, the Company shall pay to Participant, as soon as practicable after the event causing repurchase, in cash, an amount equal to the lesser of the total monetary consideration paid by the Participant for such repurchased shares or the aggregate Fair Market Value of such repurchased shares as of the date of Termination of Service, and, if the Participant did not pay any monetary consideration to the Company for such repurchased Restricted Shares, such repurchased Restricted Shares shall be surrendered to the Company for no consideration. Upon any repurchase or surrender, all rights of the Participant with respect to the repurchased or surrendered Restricted Shares shall cease and terminate, without any further obligation on the part of the Company. The Participant, by the Participant’s acceptance of Restricted Shares, shall irrevocably grant to the Company a power of attorney to consent to the repurchase or surrender of any unvested Restricted Shares to the Company and agrees to execute any documents requested by the Company in connection with such repurchase. Provisions regarding returns and transfers of share certificates with respect to repurchased Ordinary Shares shall be specifically performable by the Company in a court of equity or law.

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5.6          Restricted Share Units. The Committee, at any time and from time to time, may grant Restricted Share Units to Participants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Restricted Share Units to be granted to each Participant.

(a)           Restricted Share Units Award Agreement. Each Award of Restricted Share Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Share Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

(b)           Performance Objectives and Other Terms. The Committee, in its discretion, may set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Share Units that will be paid out to the Participants.

(c)           Form and Timing of Payment of Restricted Share Units. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested. Upon vesting, the Committee, in its sole discretion, may pay Restricted Share Units in the form of cash, in Ordinary Shares or in a combination thereof.

(d)           Surrender/Repurchase. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable Restriction Period, Restricted Share Units that are at that time unvested shall be surrendered to the Company or repurchased in accordance with the Award Agreement; provided, however, the Committee may (i) provide in any Restricted Share Unit Award Agreement that restrictions or surrender and repurchase conditions relating to Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) in other cases waive in whole or in part restrictions or surrender and repurchase conditions relating to Restricted Share Units.

5.7          Maximum Individual Grants. No Participant may receive during any fiscal year of the Company Awards covering an aggregate of more than one percent (1%) of the authorized Ordinary Shares.

Article 6
AWARD PERIOD; VESTING

6.1          Award Period.

(a)           Subject to the other provisions of the Plan, the Committee shall specify in the Award Agreement the Award Period for a Share Option. No Share Option granted under the Plan may be exercised at any time after the end of its Award Period. The Award Period for any Share Option shall be no more than ten (10) years from the Date of Grant of the Share Option. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of shares of the Company (or any parent or Subsidiary of the Company) and an Incentive Share Option is granted to such Employee, the Award Period of such Incentive Share Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

(b)           In the event of Termination of Service of a Participant, the Award Period for a Share Option shall be reduced or terminated in accordance with the Award Agreement.

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6.2          Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.

Article 7
EXERCISE OF INCENTIVE

7.1          In General. The Committee, in its sole discretion, may determine that a Share Option will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If a Share Option is exercisable prior to the time it is vested, the Ordinary Shares obtained on the exercise of the Share Option shall be Restricted Shares which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Share Option may be exercised. No Share Option may be exercised for a fractional Ordinary Share. The granting of a Share Option shall impose no obligation upon the Participant to exercise that Share Option.

7.2          Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or Ordinary Shares be issued pursuant to an Award if a necessary listing or quotation of the Ordinary Shares on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

7.3          Exercise of Share Option.

(a)           Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Share Option may be exercised by the delivery of written notice to the Committee setting forth the number of Ordinary Shares with respect to which the Share Option is to be exercised and the date of exercise thereof (the “Exercise Date”), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable in any one of the following methods: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) the surrender of Ordinary Shares (including Restricted Shares) owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) if the Ordinary Shares are no longer Nonpublicly Traded, by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Ordinary Shares purchased upon exercise of the Share Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

In the event that Restricted Shares are tendered as consideration for the exercise of a Share Option, a number of Ordinary Shares issued upon the exercise of the Share Option equal to the value of Restricted Shares used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Shares so tendered.

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The Committee may take all actions necessary to alter the method of exercise of the Share Option and the exchange and transmittal of proceeds with respect to Participants who are residents in the PRC in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC laws and regulations.

(b)           Issuance of Certificate. Except as otherwise provided in Section 5.5 hereof (with respect to Restricted Shares) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Ordinary Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Share Option in the event of his death) at its principal business office promptly after the Exercise Date; provided, that if the Participant has exercised an Incentive Share Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code.

The obligation of the Company to deliver Ordinary Shares shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Share Option or the Ordinary Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Share Option or the issuance or purchase of Ordinary Shares thereunder, the Share Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(c)           Failure to Pay. If the Participant fails to pay for any of the Ordinary Shares specified in the written notice to the Committee specified in Section 7.3(a) of the Plan or fails to accept delivery thereof, the Participant’s Share Option and right to purchase such Ordinary Shares shall be surrendered to the Company.

7.4          Disqualifying Disposition of Incentive Share Option. If Ordinary Shares acquired upon exercise of an Incentive Share Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Share Option or one (1) year from the transfer of Ordinary Shares to the Participant pursuant to the exercise of such Share Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Share Option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

Article 8
ADMINISTRATION

Subject to the terms of this Article 8, the Plan shall be administered by the Sole Director or the Board as the case may be, or by such committee as is designated herein to administer the Plan (the “Committee”).

The Committee shall consist of Mingjun Lin, Xiaolei Gu, and Yi Yang. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in the Plan to the Committee shall be deemed to refer to the Sole Director or the Board as the case may be at that time.

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The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination. All decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

The Committee, in its discretion and to the fullest extent permitted by law, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan and (v) implement any procedures or steps or additional or different requirements as may be necessary to comply with any relevant laws of the PRC that may be applicable to the Plan, any Award pursuant to the Plan or any related documents, including but not limited to foreign exchange laws, tax laws and securities laws of the PRC. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

Article 9
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in the Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

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Article 10
TERM

The Plan shall be effective from the date that the Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on July 12, 2031, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

Article 11
CAPITAL ADJUSTMENTS

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Ordinary Shares, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Ordinary Shares or other securities of the Company, issuance of warrants or other rights to purchase Ordinary Shares or other securities of the Company, or other similar corporate transaction or event (including a Change of Control) affects the Ordinary Shares such that an adjustment is determined by the Committee to be appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the (i) the number of shares and type of Ordinary Shares (or the securities or property) which thereafter may be made the subject of Awards,(ii) the number of shares and type of Ordinary Shares (or other securities or property) subject to outstanding Awards,(iii) the number of shares and type of Ordinary Shares (or other securities or property) specified as the annual per-participant limitation under Section 6.6 of the Plan, (iv) the number of shares and type of Ordinary Shares (or other securities or property) specified as the annual per-participant limitation under Section 6.6 of the Plan, (v) the Option Price of each outstanding Award, and (vi) the amount, if any, the Company pays for Ordinary Shares surrendered to the Company in accordance with Section 6.5; provided, however, that the number of Ordinary Shares (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award.

Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Share Option to violate Section 422 of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment or cash payment, the Company shall provide notice to each affected Participant of its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.

Article 12
RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1       No Effect on Company’s Authority. The existence of the Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference shares ranking prior to or otherwise affecting the Ordinary Shares or the rights thereof (or any rights, options, or warrants to purchase the same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding (including a Change of Control), whether of a similar character or otherwise.

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12.2        Conversion of Incentives Where Company Survives. Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation (or company) in any merger, consolidation, share exchange or assets sale or transfer that constitutes a material event, any Incentives granted under the Plan shall be deemed vested immediately, and shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of Ordinary Shares subject to the Incentives would have been entitled.

12.3        Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation, share exchange, or Change of Control pursuant to which the Company is not the surviving or resulting corporation (or company), any Incentives granted under the Plan shall be deemed vested immediately, and there shall be substituted for each Ordinary Share subject to the unexercised portions of outstanding Share Options, that number of shares of each class of shares or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated corporation (or company) which were distributed or distributable to the shareholders of the Company in respect to each Ordinary Share held by them, such outstanding Share Options to be thereafter exercisable for such shares, securities, cash, or property in accordance with their terms.

Notwithstanding the foregoing, however, all Share Options may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange, or Change of Control, or any dissolution or liquidation of the Company, by giving notice to each holder (or such holder’s personal representative) thereof of its intention to do so and by permitting the purchase during the thirty (30) day period preceding such effective date of all of the Ordinary Shares (whether or not vested) subject to such outstanding Share Options.

Article 13
LIQUIDATION OR DISSOLUTION

Subject to Section 12.3 hereof, in case the Company shall, at any time while any Incentive under the Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each Ordinary Share such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Ordinary Share.

If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Share Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the Ordinary Shares (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

Article 14
INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, company, or limited liability company who become or are about to become Employees or Outside Directors as a result of a merger or consolidation of the employing corporation (or company) with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction (including a Change of Control) pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

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Article 15
MISCELLANEOUS PROVISIONS

15.1       Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the Ordinary Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2       Nonpublicly Traded Ordinary Shares. In the event a Participant receives, as Restricted Shares or pursuant to the exercise of a Share Option, Ordinary Shares that are Nonpublicly Traded (as defined herein), without prejudice to Section 6.5(b)(i) of the Plan, the Committee may impose restrictions and conditions on the transfer or other disposition of those shares. The restrictions and conditions may be reflected in the Award Agreement or in a separate shareholders’ agreement.

15.3       No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary of the Company.

15.4       Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

15.5       Effect of the Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.6       Governing Law. The Plan shall be governed by and construed in accordance with laws of the Cayman Islands, without giving effect to conflicts of law principles.

15.7       Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Ordinary Shares under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Ordinary Shares are quoted or traded; and, as a condition of any sale or issuance of Ordinary Shares under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver Ordinary Shares, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

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15.8        Lock-up Agreement. The Company may require that an Award Agreement include a provision requiring a Participant to agree that in connection with an underwritten public offering of Ordinary Shares, upon the request of the Company or the principal underwriter managing such public offering, no Ordinary Shares received by the Participant under such Award Agreement may be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for one hundred eighty (180) days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board may determine, if all of the Company’s directors and officers agree to be similarly bound. The obligations under this Section 15.8 shall remain effective for all underwritten public offerings with respect to which the Company has filed a registration statement on or before the date five (5) years after the closing of the Company’s initial public offering, provided, however, that this Section 15.8 shall cease to apply to any such Ordinary Shares sold to the public pursuant to an effective registration statement or an exemption from the registration requirements of the United States Securities Act of 1933 in a transaction that complied with the terms of the applicable Award Agreement.

15.9        Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any federal, state, or local taxes required by law (including taxes in the PRC where applicable) to be withheld with respect to such payments. The Participant receiving Ordinary Shares issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Ordinary Shares (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for Participants resident in the PRC).

Notwithstanding the foregoing, in the event of an assignment of a Nonqualified Share Option pursuant to Section 15.10, the Participant who assigns the Nonqualified Share Option shall remain subject to withholding taxes upon exercise of the Nonqualified Share Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder.

Such payments shall be required to be made prior to the delivery of any certificate representing such Ordinary Shares. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligation of the Company; (ii) the actual delivery by the exercising Participant to the Company of Ordinary Shares that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the Company’s withholding of a number of shares to be delivered upon the exercise of the Share Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).

15.10     No Transferability; Limited Exception to Transfer Restrictions.

(a)           Limits on Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 15.10, by applicable law and by the Award Agreement, as the same may be amended:

(i)                all Awards are nontransferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(ii)              Awards will be exercised only by the Participant; and

(iii)             amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Ordinary Shares, registered in the name of, the Participant.

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In addition, the Ordinary Shares shall be subject to the restrictions set forth in the applicable Award Agreement.

(b)           Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 15.10(a) will not apply to:

(i)                transfers to the Company or a Subsidiary of the Company;

(ii)              the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(iii)              if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative; or

(iv)               subject to the prior approval of the Committee or an executive officer or director of the Company authorized by the Committee, transfer, by gift or other means, to one or more natural persons who are the Participant’s Immediate Family or entities owned and controlled by the Participant and/or the Participant’s Immediate Family, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s Immediate Family, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

Notwithstanding anything else in this Section 15.10(b) to the contrary, but subject to compliance with all applicable laws, Incentive Share Options, Restricted Shares and Restricted Share Units will be subject to any and all transfer restrictions under the Code applicable to such Awards or necessary to maintain the intended tax consequences of such Awards.

15.11     Use of Proceeds. Proceeds from the sale of Ordinary Shares pursuant to Incentives granted under the Plan shall constitute general funds of the Company.

15.12     Legend. Each certificate representing Restricted Shares issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of these shares is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares evidenced by this certificate are subject to and transferrable only in accordance with that certain Kaixin Auto Holdings 2021 Equity Incentive Plan, a copy of which is on file at the principal office of the Company. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

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The following legend shall be inserted on a certificate evidencing Ordinary Shares issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of the Plan shall be kept on file in the principal office of the Company.

***************

WHEREOF, the Company has caused this instrument to be executed as of July 12, 2021 by a director.

Kaixin Auto Holdings

By:	/s/ Mingjun Lin
Name: Mingjun Lin
Chairman of the Board

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